SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 12, 1996

                              PEGASUS INDUSTRIES, INC.
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               (Exact name of registrant as specified in its charter)

                                      NEVADA
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                   (State or other jurisdiction of incorporation)

       0-12977                                         95-3599648
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(Commission File Number)                       (IRS Employer Identification No.)

400 North St. Paul, Suite 950, Dallas, Texas   75201
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(Address of principal executive offices)       (ZIP Code)

Registrant's telephone number, including area code   (214) 520-8300
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1600 Pacific Avenue, Suite 3100, Dallas, Texas 75201
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(Former name or former address, if changed since last report)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Pegasus Industries, Inc. ("Pegasus") has engaged William L. Clancy, CPA, ("Clancy") 4041 North Central Avenue, Phoenix, Arizona 85011 as the independent accountant for Company and its subsidiary the fiscal year ended December 31, 1995.

Duane V. Midgley ("Midgley"), CPA was dismissed by Pegasus as of March 12, 1996. Pegasus also dismissed Johnson, Miller & Co. ("Johnson") as the independent accountant for Pegasus' wholly owned subsidiary Zearl T. Young, Incorporated ("ZTY") as of March 12, 1996.

2. Midgley opinions during the part two years were unqualified and included no disclaimers.

    The opinions of Johnson were unqualified but included specific language as to the requirements of ZTY to comply with certain provisions of its Plan of Reorganization.

3. The change in accountants for Pegasus was approved by the Company's audit committee. The change in accountants for ZTY was approved by its Board of Directors.

4.   Management has no disagreements with Midgley or Johnson regarding:

     a)   Accounting principles of practices

     b)   Financial statement disclosure

     c)   Auditing scope or procedure

ITEM 5.  OTHER EVENTS

    Pegasus Ventures, Inc. transferred 1,995,840 shares of common stock of Pegasus Industries, Inc. to Tile John R. Boudreau Separate Property Living Trust and 1,995,840 shares to The Schleizer Family Living Trust. Mr. Boudreau and Mr. Schleizer are each 49.5% beneficial owners of Pegasus Ventures, Inc.

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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by tile undersigned hereunto duly authorized.

                                        PEGASUS INDUSTRIES, INC.
                                        (Registrant)


Date: March 12, 1996                    By: /s/ Robert W. Schleizer
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                                            Robert W. Schleizer, Treasurer,
                                            Chief Financial Officer and
                                            Director

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